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                                Filed Pursuant to Rule 424(b)(2)
                                Registration File No. 33-61297

PRICING SUPPLEMENT NO. 1
Dated November 30, 1995 to
Prospectus dated September 8, 1995.



               BALTIMORE GAS AND ELECTRIC COMPANY

                          $225,000,000
                   Medium-Term Notes, Series D
         Due from 1 year to 30 years from Date of Issue
             (Interest Payable May 1 and November 1)



Principal
Amount:        $3,000,000          $5,000,000          $5,000,000

Interest
Rate:               6.44%               5.84%               5.83%

Original
Issue Date:       12/4/95             12/4/95             12/4/95

Stated
Maturity:       12/5/2005             12/4/98             12/1/98

Initial
Redemption
Date (if any):       None                None                None

Price
to Public:     $3,000,000          $5,000,000          $5,000,000

Agent's
Commission:       $18,000             $17,500             $12,500

Net Proceeds
to Company:    $2,982,000          $4,982,500          $4,987,500


     This Pricing Supplement relates to the original issuance and sale by Baltimore Gas and Electric Company (the "Company") of the
Medium-Term  Notes,  Series D, described  herein  through  Lehman
Brothers or Goldman, Sachs & Co., as agents.

       Medium-Term Notes, Series D, may be issued under Registration Statement No. 33-61297 (which also serves as Post-Effective Amendment No. 1 to Registration Statement No. 33-57704) by the Company in a principal amount of up to $225,000,000 in gross proceeds and, to date, including this offering, an aggregate of $13,000,000 has been issued.